UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, the Board of Directors (the “Board”) of Diversified Restaurant Holdings, Inc. (the “Company”) approved a Performance Bonus Plan (the “Bonus Plan”) which will be administered by the Compensation Committee (the “Committee”). The Bonus Plan is designed to provide an incentive in the form of a cash bonus award to certain key executives of the Company. Under the terms of the Bonus Plan, each calendar year the Committee (or its designees) will determine, within 90 days of January 1, the employees who will participate in the Bonus Plan and the performance goals that those employees must satisfy to earn the target award established by the Committee.

Performance goals are to be selected by the Committee based upon one or more of the following performance criteria: (i) financial results for the Company as a whole or as a business unit, such as net earnings or net income (before or after taxes), earnings per share, net revenues, gross revenues, net operating profit (before or after taxes), and earnings before or after taxes, interest, depreciation and/or amortization (EBITDA); and (ii) criteria related to restaurant growth (either in the aggregate or by type of restaurant). The Committee may also establish individual goals for an employee relating to his or her individual performance.

Target awards payable under the Bonus Plan are expressed as either a percentage of base salary or a fixed dollar amount. The Committee must establish, in writing, a formula for determining the percentage of the target award that may be payable based upon the level of attainment of the performance goals for the year. In establishing the formula, the Committee may assign different weights to the various performance criteria, and such weights may also differ from employee to employee.

In connection with the Bonus Plan, on March 7, 2013, the Board also adopted a Short-Term Incentive Program (the “Short-Term Plan”) for its 2013 fiscal year. The Short-Term Plan is designed to pay an annual cash bonus to members of the Company’s executive team, with such bonus to be based upon a combination of corporate financial goals (EBITDA and same store sales) and strategic/individual goals. Four named executive officers will participate in the Short-Term Plan: Michael Ansley, Chairman, President, and Chief Executive Officer; David Burke, Chief Financial Officer and Treasurer; Jason Curtis, Chief Operating Officer; and Ioana Ben-Ezra, Chief Compliance Officer and Corporate Controller. The 2013 target bonus for each of these named executive officers is $129,000, $80,000, $74,000, and $36,000, respectively.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Diversified Restaurant Holdings, Inc. Performance Bonus Plan

10.2	2013 Diversified Restaurant Holdings, Inc. Short-Term Incentive Program

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: March 11, 2013	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

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